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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 12, 2004

Career Education Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL		60195
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (847) 781-3600

Item 9.    Regulation FD Disclosure.

        On March 12, 2004, Career Education Corporation (the "Registrant") issued a press release regarding its filing of a lawsuit against the former owners of Western School of Health and Business Careers. A copy of the Registrant's press release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference. The information contained in this Form 8-K, including the exhibits, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION
By:	/s/ PATRICK K. PESCH Patrick K. Pesch Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Dated: March 12, 2004

Exhibit Index

Exhibit Number	Description of Exhibits
99.1	Press Release of Registrant dated March 12, 2004.

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  Item 9. Regulation FD Disclosure.
SIGNATURES
Exhibit Index